UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 1, 2012

AMETEK, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12981	14-1682544
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1100 Cassatt Road, Berwyn, Pennsylvania		19312
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-647-2121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 1, 2012, AMETEK, Inc. (the "Company") announced that John J. Molinelli, Executive Vice President and Chief Financial Officer of the Company, intends to retire effective July 1, 2012.

It was also announced that Robert R. Mandos, Jr. was elected Executive Vice President and Chief Financial Officer of the Company effective July 1, 2012, assuming Mr. Molinelli’s position.

Mr. Mandos, 53, currently serves as Senior Vice President and Comptroller, a position he has held since October 2004.

Mr. Mandos will receive a base salary of $400,000 annually. His target level in the Company’s Annual Incentive Plan will increase from 45% to 65%, with a maximum payout of 200% of target. He will continue to participate in the Company’s Long-Term Incentive Plan, which will consist of a combination of Non-Qualified Stock Options and Restricted Stock Awards. In addition, commensurate with all other named executive officers of the Company, Mr. Mandos’ Change of Control Agreement will be amended to provide for a 2.99 times multiple of base salary and bonus upon a change of control.

It was also announced that William J. Burke was elected Senior Vice President, Comptroller & Treasurer, effective July 1, 2012. He is assuming the position of the Company's principal accounting officer from Robert R. Mandos, Jr.

Mr. Burke, 50, currently serves as Vice President and Treasurer, a position he has held since November 2011. From March 2007 through November 2011, Mr. Burke served as the Company's Vice President, Investor Relations and Treasurer.

A copy of the Company’s press releases are attached hereto as Exhibits 99.1, 99.2 and 99.3 and are incorporated by reference herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMETEK, Inc.

May 2, 2012	By:	/s/ Robert R. Mandos, Jr.

Name: Robert R. Mandos, Jr.
Title: Senior Vice President and Comptroller

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Exhibit Index

Exhibit No.	Description

99.1	Copy of press release issued by AMETEK, Inc. on May 1, 2012.
99.2	Copy of press release issued by AMETEK, Inc. on May 1, 2012.
99.3	Copy of press release issued by AMETEK, Inc. on May 1, 2012.